Exhibit 10.21

Agreement on Property Management

Party A: Zhongshan Mingyang Energy Investment Co., Ltd.

Party B: Guangdong Mingyang Wind Power Technology Co., Ltd.

In accordance with the regulations of Mingyang Property Management Ordinance, through fair negotiation between Party A and Party B, the following issues about plant lease are reached:

I. Party A takes charge of the management for Party B’s property in Mingyang Industrial Park.

II. The total area of the Industrial Park is 114,506.70 square meters, the plant construction area is 30,458 square meters, the construction area of the complex building is 13,468 square meters, the greening area is about 10,000 square meters, the dormitory area is about 10,000 square meters and the dining-room area is 1,170 square meters.

III. The management period is from 1 March 2009 to 28 February 2010.

IV. Management service contents

1.	Access management, patrol and traffic order management.

2.	Outdoor public area cleaning and greening management.

3.	Water & electricity fault emergency treatment and maintenance of fire control equipment in public area.

4.	The management service for dining-rooms and dormitories.

5.	Elevator maintenance.

6.	Business vehicle lease.

7.	Fixed asset (authorized) maintenance (Refer to the clauses of the Lease Agreement, and each company shall bear the expenses for their own internal decoration and maintenance).

8.	Maintenance of public facilities of dining-room and dormitory.

9.	Maintenance of public security facilities like barrier gate, collapsible gate, mobile gate, security office, traffic marking and interphone.

10.	Maintenance of infrastructure like road surface, water supply facilities and drainage, road lamps, distribution room and enclosure.

V. Party A’s rights and obligations

1.	Institute the property management system and detailed rules for implementation in accordance with Mingyang Property Management Ordinance, and exerts effective management.

2.	Carry out the public security management in the Industrial Park to ensure the safety; take charge of the cleaning and greening of public area to keep a good environment; remove the water & electricity facility faults in time; inspect and monitor the fire control work.

3.	Arrange the business cars to guarantee the authorized vehicles for important business activities in accordance with Vehicle Lease Management Measures. Offer a good food & beverage service in accordance with Foods and Sanitary Management Measures, ensuring the food safety in the dining-room and timely and reasonable food supply; dormitory lease management and fixed assets (authorized) maintenance.

4.	Accept the supervision from Party B and offer excellent management service.

VI. Party B’s rights and obligations

1. Party B is entitled to supervising the management of Party A and raising reasonable suggestions.

2. During the production and business activities, Party B shall comply with the property management rules instituted by Party A.

3. During the production and business activities, Party B shall establish sound fire control management system and install fire control equipment to ensure the safety of plant, equipment and personnel, and accept the inspection and supervision from Party A.

4. Pay monthly management fee and vehicle rent.

VII. Principle of charging budget expense of property management and sharing scheme Property Division will charge the property management expense in the means of expense budge and sharing among each company. The expense can be adjusted accordingly if there are profits or losses. The expense for emergency treatment, if any, will be borne through negotiation.

According to the past expenses for property management, the following issues are confirmed through discussion in conference:

1.	Property management budget expense of Mingyang New Industrial Park is confirmed as RMB 317,370 per month temporarily, of which:

Wind Power Company bears 40%, that is, RMB 126,948 per month;

Rotor Blade Company bears 38%, that is, RMB 120,600.60 per month;

Longyuan Company bears 22%, that is, RMB 69,821.40 per month.

VIII. Payment of management fee: Party A will provide Party B with corresponding notes before the sixth day of each month according to the management fee standards. Party B shall pay its own management fee to Party A before the fifteenth day of each month.

IX. This agreement will be concluded once for a year and the unstated issues herein can be settled through negotiation between both parties.

X. This agreement becomes effective after being signed and sealed by Party A and Party B and is made in duplicate with Party A and Party B keeping one respectively.

Party A:	Party B:

Sig.(seal):	Sig.(seal):
Date: 14 October 2009